Exhibit 99.1

VirTra Reports Fourth Quarter and Full Year 2020 Financial Results

Financial Results Highlighted by 15th Consecutive Year of Revenue Growth, Net Income of $1.5 Million, and 161% Increase in Adjusted EBITDA

TEMPE, Ariz. — March 29, 2021 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the fourth quarter and full year ended December 31, 2020. The financial statements are available on VirTra’s website and here.

Fourth Quarter and Full Year 2020 and Recent Highlights:

●	Appointed John Givens, a military simulation business development expert, to the Company’s board of directors
●	Appointed Marsha J. Foxx as interim vice president chief accounting officer to replace outgoing CFO, Judy Henry; Foxx appointed vice president chief accounting officer in March 2021
●	Net income increased to $1.6 million for the fourth quarter of 2020
●	Adjusted EBITDA for the full year 2020 increased 161% year-over-year to $2.8 million
●	Backlog increased to a record $14.6 million as of December 31, 2020

Fourth Quarter and Full Year 2020 Financial Highlights:

All figures in millions, except per share data	Q4 2020	Q4 2019	% Δ	FY 2020	FY 2019	% Δ
Total Revenue	$6.6	$5.9	11%	$19.1	$18.7	2%

Gross Profit	$4.8	$2.6	80%	$11.9	$9.7	23%
Gross Margin	72.5%	44.8%	62%	62.3%	51.9%	20%

Net Income/Loss	$1.6	$(0.1)	N/A	$1.5	$(0.1)	N/A
Diluted EPS	$0.21	$(0.01)	N/A	$0.19	$(0.01)	N/A
Adjusted EBITDA	$2.18	$0.73	199%	$2.79	$1.07	161%

Management Commentary

“In 2020, VirTra’s top notch staff adapted to the new pandemic restrictions and even generated what was, by many metrics, the most successful year in our company’s history,” said Bob Ferris, chairman and chief executive officer of VirTra. “In the fourth quarter, we grew revenues to $6.6 million while we held our costs in check, which allowed us to produce $1.6 million in net income and $2.2 million in adjusted EBITDA. Our determined staff’s ability to convert some of our large backlog into revenue before the year’s end caused our topline revenue to grow for the 15th consecutive year in 2020 – a real accomplishment given the pandemic headwinds. Had it not been for a large one-time impairment on an investment directly impacted by COVID-19, the year 2020 would have been the most profitable year in VirTra’s history, and if we look at our cash flow, it was.

“The demand for VirTra’s products continues to increase as a larger number of police and military staff are seeking the best simulation training solutions. We have a long track record of innovation and of investing back into our business to ensure we provide the best simulation training possible for the greatest number, and those investments are well positioned to benefit both trainees and our shareholders in the future.

“Our confidence in the future is buoyed by our ability to generate higher revenues in 2020 and exit the year with increased backlog of $14.6 million. Our cash position has more than doubled from 2019, and we continue to carry no debt other than our PPP loan. While international sales were substantially impacted by COVID-19 travel restrictions in 2020, we compensated with our proven ability to effectively sell to domestic law enforcement and to expand further in the military market. An improving domestic and international market gives us reason to be optimistic about our prospects in 2021 and beyond.”

Fourth Quarter 2020 Financial Results

Total revenue increased 11% to $6.6 million from $5.9 million in the fourth quarter of 2019. The increase in total revenue was due to an improved ability to ship equipment to a larger number of customers.

Gross profit increased 80% to $4.8 million (72.5% of total revenue) from $2.6 million (44.8% of total revenue) in the fourth quarter of 2019. The increase in gross profit was primarily due to differences in the quantity and type of simulator systems, type of accessories and variety of services sold, combined with a decrease in cost of sales.

Operating expense was $3.4 million compared to $2.3 million in the fourth quarter of 2019. The increase in operating expense was mainly due to a one-time $434,000 impairment in the investment in That’s Eatertainment Corp. (“TEC”), which was recorded as an operating expense, as well as a $307,000 allowance for bad debt on accounts and notes receivable.

Income from operations was $1.3 million compared to $356,000 in the fourth quarter of 2019.

Net income totaled $1.6 million, or $0.21 per diluted share, compared to a net loss of $66,000, or $(0.01) per diluted share, in the fourth quarter of 2019.

Adjusted EBITDA was $2.2 million compared to $729,000 in the fourth quarter of 2019.

Full Year 2020 financial Results

Total revenue increased 2% to $19.1 million from $18.7 million in 2019. The increase in total revenue was due to an increase in sales and subscription sales of simulators, accessories, curriculum and training, and recurring extended warranty revenue in 2020.

Gross profit increased 23% to $11.9 million (62.3% of total revenue) from $9.7 million (51.9% of total revenue) in 2019. The increase in gross profit was primarily due to sales volume, product mix and a decrease in costs partly related to less travel and fewer tradeshows due to COVID-19. Gross profit historically has remained fairly consistent annually as a percentage of total revenue.

Operating expense was $10.7 million compared to $9.5 million in 2019. The increase in net operating expense was primarily due to a one-time $840,000 impairment in the investment of TEC, which was recorded as an operating expense, as well as a $346,000 allowance for bad debt on accounts and notes receivable.

Income from operations was $1.2 million compared to $262,000 in 2019.

Net income totaled $1.5 million, or $0.19 per diluted share, compared to net loss of $75,000, or $(0.01) per diluted share in 2019.

Adjusted EBITDA was $2.8 million compared to adjusted EBITDA of $1.1 million in 2019.

At December 31, 2020, backlog totaled approximately $14.6 million, compared $14.4 million at September 30, 2019 and $9.6 million at December 31, 2019.

Accounts receivable and unbilled revenues totaled approximately $6.8 million as of December 31, 2020, compared to $5.9 million at December 31, 2019, an increase of $899,000. Cash and cash equivalents totaled $6.8 million at December 31, 2020 compared to cash and cash equivalents and certificates of deposit of $3.3 million at December 31, 2019, an increase of $3.5 million.

Conference Call

VirTra management will hold a conference call today (March 29, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and CEO, Bob Ferris, and chief accounting officer, Marsha Foxx, will host the call, followed by a question and answer period.

U.S. dial-in number: 888-506-0062

International number: 973-528-0011

Conference code: 767811

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through April 29, 2021.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 40315

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Years Ended		For the Quarters Ended
	December 31,	December 31,	December 31,	December 31,
	2020	2019	2020	2019

Net Income (Loss)	$1,478,403	$(75,277)	$1,600,989	$(65,752)
Adjustments:
Provision (benefit) for income taxes	(218,800)	446,725	(259,267)	423,186
Depreciation and amortization	380,154	307,952	105,288	85,482
EBITDA	$1,639,757	$679,400	$1,447,010	$442,916
Impairment loss on That’s Eatertainment, former related party	840,000	280,000	434,000	280,000
Reserve for note receivable	311,367	108,174	294,629	5,701

Adjusted EBITDA	$2,791,124	$1,067,574	$2,175,639	$728,617

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$6,841,984	$1,415,091
Certificates of deposit	-	1,915,000
Accounts receivable, net	1,378,270	2,307,972
Interest receivable	-	7,340
Inventory, net	3,515,997	1,949,414
Unbilled revenue	5,408,598	3,579,942
Prepaid expenses and other current assets	382,445	353,975

Total current assets	17,527,294	11,528,734

Long-term assets:
Property and equipment, net	1,381,744	1,028,198
Operating lease right-of-use asset, net	1,094,527	1,390,873
Intangible assets, net	271,048	217,930
That’s Eatertainment note receivable, long term, net, related party	-	291,110
Security deposits, long-term	86,500	19,712
Other assets, long-term	500,114	351,236
Deferred tax asset, net	1,892,000	1,792,000
Investment in That’s Eatertainment, related party	-	840,000

Total long-term assets	5,225,933	5,931,059

Total assets	$22,753,227	$17,459,793

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$345,573	$621,127
Accrued compensation and related costs	843,101	611,487
Accrued expenses and other current liabilities	772,884	334,751
Note payable, current	266,037	-
Operating lease liability, short-term	321,727	297,244
Deferred revenue, short-term	4,708,575	2,490,845

Total current liabilities	7,257,897	4,355,454

Long-term liabilities:
Deferred revenue, long-term	1,920,346	1,748,257
Note payable, long-term	1,063,243	-
Operating lease liability, long-term	853,155	1,174,882

Total long-term liabilities	3,836,744	2,923,139

Total liabilities	11,094,641	7,278,593

Commitments and contingencies (See Note 11)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,775,030 shares issued and outstanding as of December 31, 2020 and 7,745,030 shares issued 778 775 and outstanding as of December 31, 2019
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	13,893,660	13,894,680
Accumulated deficit	(2,235,852)	(3,714,255)

Total stockholders’ equity	11,658,586	10,181,200

Total liabilities and stockholders’ equity	$22,753,227	$17,459,793

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	For the 12 months ended		For the 3 months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues:
Net sales	$19,038,074	$18,558,741	$6,565,968	$5,861,931
That’s Eatertainment royalties/licensing fees, related party	45,247	130,625	-	29,632
Other royalties/licensing fees	4,310	22,557	-	1,300
Total revenue	19,087,631	18,711,923	6,565,968	5,892,863

Cost of sales	7,187,210	8,998,232	1,805,807	3,250,231

Gross profit	11,900,421	9,713,691	4,760,161	2,642,632
	62.3%	51.9%	72.5%	44.8%
Operating expenses:
General and administrative	9,070,730	8,105,860	3,019,932	2,031,647
Research and development	1,603,379	1,345,513	399,368	254,553

Net operating expense	10,674,109	9,451,373	3,419,300	2,286,200

Income (loss) from operations	1,226,312	262,318	1,340,861	356,432

Other income (expense):
Other income	49,539	115,736	4,180	1,577
Other expense	(16,248)	(6,606)	(3,319)	(576)

Net other income	33,291	109,130	861	1,001

Income (loss) before provision for income taxes	1,259,603	371,448	1,341,722	357,434

Provision (Benefit) for income taxes	(218,800)	446,725	(259,267)	423,186

Net income (loss)	$1,478,403	$(75,277)	$1,600,989	$(65,752)

Net income (loss) per common share:
Basic	$0.19	$(0.01)	$0.21	$(0.01)
Diluted	$0.19	$(0.01)	$0.21	$(0.01)

Weighted average shares outstanding:
Basic	7,757,037	7,747,655	7,623,757	7,745,030
Diluted	7,835,830	7,747,655	7,623,757	7,745,030

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	For the Years Ended
	December 31 2020	December 31, 2019

Cash flows from operating activities:
Net Income (loss)	$1,478,403	$(75,277)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	380,154	307,952
Right of use amortization	296,346	283,984
Reserve for note receivable	291,110	108,174
Deferred taxes	(100,000)	608,000
Impairment of investment in That’s Eatertainment, former related party	840,000	280,000
Changes in operating assets and liabilities:
Accounts receivable, net	929,702	(1,005,962)
That’s Eatertainment note receivable, net, related party	-	(4,673)
Trade note receivable, net	-	652
Interest receivable	7,340	14,045
Inventory, net	(2,291,394)	(819,357)
Unbilled revenue	(1,828,656)	(2,890,789)
Prepaid expenses and other current assets	(28,470)	23,545
Other assets	(148,878)	(58,938)
Security deposits, long-term	(66,788)	320,044
Accounts payable and other accrued expenses	394,193	(108,881)
Payments on operating lease liability	(297,244)	(249,254)
Deferred revenue	2,389,819	1,352,439

Net cash provided by (used in) operating activities	2,245,637	(1,914,296)

Cash flows from investing activities:
	-	-
Purchase of certificates of deposit	-	(3,560,000)
Redemption of certificates of deposit	1,915,000	5,135,000
Purchase of intangible assets	(62,007)	(226,078)
Purchase of property and equipment	-	(171,452)
Proceeds from sale of property and equipment	-	3,640
Net cash provided by investing activities	1,852,993	1,181,110

Cash flows from financing activities:
Repurchase of stock options	(31,183)	(34,076)
Repayment of debt	-	(11,250)
Stock options exercised	30,166	11,426
Purchase of treasury stock	-	(318,204)
Note payable-PPP Loan	1,329,280	-
Net cash provided by (used in) financing activities	1,328,263	(352,104)

Net increase (decrease) in cash	5,426,893	(1,085,290)
Cash, beginning of period	1,415,091	2,500,381
Cash, end of period	$6,841,984	$1,415,091

Supplemental disclosure of cash flow information:
Cash (refunded) paid:
Taxes refunded	$(118,800)	$(161,275)
Interest paid	8,566	-

Supplemental disclosure of non-cash investing and financing activities:
Conversion of That’s Eatertainment note receivable to long term, former related party	$-	$292,138
Conversion of inventory to property and equipment	724,811	481,945
Treasury stock cancelled	-	355,512
Operating lease right of use asset and liabilities, net of deferred rent	-	1,674,857